Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED JUNE 2011 AND ADDITIONAL $50 MILLION SHARE REPURCHASE

AUTHORIZATION

Year-over-Year Quarterly Highlights:

•                  Revenue increased 2.8% to $243.4 million

•                  Adjusted Operating Income was $8.9 million, or 3.7%  of revenues

•                  Adjusted Diluted Earnings Per Share were $.43

HOUSTON, TEXAS — August 3, 2011 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended June 30, 2011.

Revenue for the June quarter increased 2.8% to $243.4 million, compared to the prior year quarter. The higher revenues resulted from 1.5% growth in same-store sales, excluding election-related business, and the impact of acquisitions, partially offset by lower election-related business. Adjusted Operating Income for the June 2011 quarter was $8.9 million or 3.7% of revenue, compared to $9.7 million or 4.1% of revenue last year. Adjusted Net Income was $4.9 million and Adjusted Diluted Earnings Per Share were $.43 in both the June 2011 and June 2010 quarters.

Operating income was $3.6 million during the June 2011 quarter and included $4.6 million in expenses resulting from the withdrawal from certain multi-employer pension plans. Operating income during the June 2010 quarter was $12.9 million and included $5.2 million in income resulting from the settlement of litigation, partially offset by a $1.0 million charge for the cost of withdrawing from a multi-employer pension plan. Net income for the June 2011 quarter was $1.6 million or $.14 diluted earnings per share, compared to $6.8 million or $.59 diluted earnings per share last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “We grew sales and maintained profitability in a non-election quarter when we typically experience our lowest seasonal demand, and at the same time, increased our investment in the technology and innovation that differentiates our value proposition. As the year progresses, we will continue to invest in our best-in-class solutions, manage our costs, and acquire good assets to grow sales and increase profitability going forward.”

Mr. Davis concluded, “Based on current market conditions and the usual seasonal improvements, we expect the September quarter’s revenue to be in the range of $262 - $272 million which assumes year-over-year same-store sales growth of up to 5%, as well as incremental revenue from current year acquisitions and lower election-related business. We also expect Adjusted Diluted Earnings Per Share in the September 2011 quarter, excluding the estimated impact of lower election-related business, to improve compared to the same quarter of the prior year.”

Share Repurchase Program Update

On November 1, 2010, the Board of Directors authorized the purchase of up to an aggregate of $50 million of the Company’s common shares. During the quarter, the Company purchased 215,447 shares of its common stock for $11.5 million.  During the past nine months, the Company purchased 771,657 shares (6.6% of common shares outstanding) of its common stock for $39.2 million.

Additional Share Repurchase Authorization

On August 1, 2011, the Board of Directors amended the share repurchase program approved in November 2010 by increasing the authorization to purchase the Company’s common stock from $50 million to $100 million. Additionally, the expiration of the program was extended to March 31, 2013. The amended share repurchase program enables the Company to repurchase shares of its common stock in open-market purchases as well as privately negotiated transactions, pursuant to applicable securities regulations, and subject to the terms of our bank facilities, market conditions and other factors. The Board of Directors may modify, suspend, extend or terminate the program at any time. Remaining authorization under the amended share repurchase program at August 1, 2011 was $60.5 million.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the Current Report on Form 8-K filed today with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, August 3, 2011, at 11:00 a.m. Eastern Time, to discuss its first quarter fiscal 2012 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, and a presence in Asia, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North

America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share-based compensation expense, and non-cash foreign currency transaction net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income (loss) before goodwill charges, litigation and other charges, share-based compensation expense,  non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
			Change
	2011	2010	$	%
Sales	$243,352	$236,717	6,635	3
Cost of Sales	187,593	182,266	5,327	3
Gross Profit	55,759	54,451	1,308	2
Selling Expenses	22,602	23,307	(705)	(3)
General and Administrative Expenses	24,900	22,416	2,484	11
Litigation and Other	4,641	(4,184)	8,825	nm
Other Expense	33	19	14	74
Operating Income	3,583	12,893	(9,310)	(72)
Interest Expense, net	1,558	2,003	(445)	(22)
Income before Taxes	2,025	10,890	(8,865)	(81)
Income Tax Expense	440	4,049	(3,609)	(89)
Net Income	$1,585	$6,841	(5,256)	(77)

Earnings Per Share
Basic	$.14	$.60
Diluted	$.14	$.59

Weighted Average Shares Outstanding
Basic	11,045	11,326
Diluted	11,307	11,528

Effective Income Tax Rate	21.7%	37.2%

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	June 30, 2011	March 31, 2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,164	$3,710
Accounts receivable, net	166,277	171,779
Inventories	52,076	50,888
Prepaid expenses	12,639	13,447
Deferred income taxes	13,262	10,787
Total current assets	252,418	250,611
PROPERTY AND EQUIPMENT, net	391,372	388,681
GOODWILL	26,777	27,124
OTHER INTANGIBLE ASSETS, net	18,446	19,376
OTHER ASSETS	10,365	12,691
	$699,378	$698,483
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$16,968	$15,911
Accounts payable	89,407	90,100
Accrued liabilities	77,189	81,501
Total current liabilities	183,564	187,512
LONG-TERM DEBT, net of current portion	160,433	154,161
OTHER LIABILITIES	20,701	13,820
DEFERRED INCOME TAXES, net	46,364	45,629
Total liabilities	411,062	401,122
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 10,888,635 and 11,072,053 issued and outstanding	108	110
Additional paid-in capital	168,276	170,547
Retained earnings	117,344	123,990
Accumulated other comprehensive income	2,588	2,714
Total shareholders’ equity	288,316	297,361
	$699,378	$698,483

Total debt	$177,401	$170,072
Debt-to-total capitalization	38%	36%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2011	2010

Net income	$1,585	$6,841
Income tax expense	440	4,049
Interest expense, net	1,558	2,003
Depreciation and amortization	17,393	17,296
Litigation and other	4,641	(4,184)
Share-based compensation expense	637	983
Non-cash foreign currency transaction loss	33	19
Net (gain) loss from asset dispositions	(102)	55
Adjusted EBITDA	$26,185	$27,062

Net cash provided by operating activities	$28,363	$20,502
Capital expenditures	(17,333)	(11,780)
Proceeds from asset dispositions	375	959
Free Cash Flow	$11,405	$9,681

Operating income	$3,583	$12,893
Litigation and other	4,641	(4,184)
Share-based compensation expense	637	983
Non-cash foreign currency transaction loss	33	19
Adjusted Operating Income	$8,894	$9,711
Adjusted Operating Margin	3.7%	4.1%

Net income	$1,585	$6,841
Litigation and other	4,641	(4,184)
Taxes on litigation and other	(1,737)	1,632
Share-based compensation expense, net of taxes	389	600
Non-cash foreign currency transaction loss, net of taxes	20	12
Adjusted Net Income	$4,898	$4,901

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2011	2010

Diluted earnings per share	$.14	$.59
Litigation and other	.41	(.36)
Taxes on litigation and other	(.15)	.14
Share-based compensation expense, net of taxes	.03	.05
Non-cash foreign currency transaction loss, net of taxes	—	.01
Adjusted Diluted Earnings Per Share	$.43	$.43